UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2012

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 30, 2012, Williams Partners L.P. (the “Partnership”) sold to the Underwriters (as defined below) 7,000,000 common units representing limited partner interests in the Partnership at a price to the public of $62.81 per common unit pursuant to an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”). On February 23, 2012, the Underwriters exercised their option to purchase an additional 1,050,000 common units. Closing of the sale of the 1,050,000 additional common units is expected to occur on February 28, 2012. This report is being filed for the sole purpose of filing the opinion of Gibson, Dunn & Crutcher LLP, attached hereto as Exhibit 5.1, as to the legality of the additional common units.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By: Williams Partners GP LLC, its General Partner

By:	/s/ Lorna R. Simms
Lorna R. Simms Assistant Secretary

DATED: February 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP.